UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  October 26, 2005

PANAMSAT HOLDING CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32456	20-1728720
(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

20 Westport Road, Wilton, Connecticut	06897
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(203) 210-8000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c))

ITEM 8.01  OTHER EVENTS

On October 26, 2005, the stockholders of PanAmSat Holding Corporation (“PanAmSat”) approved and adopted the Merger Agreement, dated as of August 28, 2005, by and among PanAmSat, Intelsat (Bermuda), Ltd. (“Parent”) and Proton Acquisition Corporation (“Merger Sub”), pursuant to which Merger Sub will be merged (the “Merger”) with and into PanAmSat.

Also on October 26, 2005, PanAmSat received a request from the United States Department of Justice (the “DOJ”) for additional information and documentary materials in connection with the Merger.  The effect of this request is to extend the waiting period imposed by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR”), until 30 days after the parties have substantially complied with the request, unless that period is terminated earlier by the DOJ or extended voluntarily.

Consummation of the Merger remains subject to various conditions, as indicated in the Current Report on Form 8-K filed by PanAmSat on August 29, 2005, including satisfaction of the HSR waiting period, receipt of FCC approvals, receipt of financing by Parent and other conditions.  If the conditions to the Merger are satisfied or waived (to the extent permitted by applicable law), we expect to consummate the Merger in the second or third quarter of 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANAMSAT HOLDING CORPORATION

By:	/s/ James W. Cuminale
	Name:	James W. Cuminale
	Title:	Executive Vice President,
Corporate Development,
General Counsel and Secretary

Date:  October 27, 2005